EXHIBIT 4.1
                                                                     -----------

                             SUBSCRIPTION AGREEMENT


Western Power & Equipment Corp.
6407 B NE 117th Avenue
Vancouver, WA 98662

Ladies and Gentlemen:

         The undersigned (the "Investor") is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") for the securities of this private placement (the "Offering") offered by Western Power & Equipment Corp., a Delaware corporation (the "Company"). The exclusive placement agent for the Offering is Westrock Advisors Inc. (the "Placement Agent"). The Company is issuing shares of common stock of the Company, par value $0.001 per share (the "Common Stock") at a purchase price of $1.87 per share.

         The Company may issue a minimum (the "Minimum Offering") of Nine Hundred Fifty Thousand (950,000) shares of Common Stock and a maximum (the "Maximum Offering") of One Million Fifty Thousand (1,050,000) shares of Common Stock (such shares of Common Stock as contemplated to be offered hereunder, the "Shares") in this offering (the "Offering"). The undersigned understands that the Shares are being issued pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (the "Securities Act" or the "Act"), provided by Section 4(2) of the Act. As such, the Shares are "restricted securities."

         The Shares are being offered on a "best efforts, all or none" basis by the Company through the Placement Agent with respect to the Minimum Offering, during a period (the "Offering Period"); commencing on February 10, 2006 (the "Commencement Date") and continuing until February 28, 2006 (the "Termination Date"), when the Offering will expire or earlier if prior thereto all the Shares constituting the Maximum Offering shall have been sold (any such date, the "Final Closing").

         All proceeds received from subscribers for the Shares offered hereby will be deposited by the Placement Agent in a special non-interest bearing escrow account (the "Escrow Account") with Wells Fargo Bank (the "Bank") and will be released to the Company against delivery by the Company to the Placement Agent of certificates representing the Shares (each such date, a "Closing Date").


1.       Subscription.
         ------------

         Subject to the terms and conditions hereinafter set forth in this subscription agreement (the "Subscription Agreement"), the undersigned hereby offers to purchase Shares as set forth in the Investor Signature Page attached hereto.

         If the Offer is accepted, the Shares shall be paid for by the delivery of such amount by wire transfer or check payable to the order of "Wells Fargo Bank, as Escrow Agent for Western Power & Equipment Corp.", which is being delivered contemporaneously herewith.

         Once a minimum of Nine Hundred Fifty Thousand (950,000) Shares have been subscribed for and a minimum of $1,776,500.00 in cleared subscription funds are on deposit in the Escrow Account (the "Minimum Escrow Date") and such subscriptions are accepted by the Company, a closing will be held as soon as practicable thereafter. Additional closings will be held, at the discretion of the Company and the Placement Agent, at reasonable intervals during the Offering Period, but in no event later than the Final Closing.
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2.       Conditions to Offer.
         -------------------

         The Offering is made subject to the following conditions: (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement.

         Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

3.       Representations and Warranties of the Undersigned.
         -------------------------------------------------

         The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

                  (A) The undersigned represents that he, she or it (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Shares; (ii) can afford to (a) hold unregistered securities for an indefinite period of time as required and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

                  (B) The undersigned represents that he, she or it is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended. In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

                  (C) The Company has not made any other representations or warranties to the undersigned with respect to the Company except as contained herein.

                  (D) The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the
         Act) in connection with this transaction. The undersigned has such knowledge and experience in financial, investment and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in the Shares. The undersigned has consulted with such independent legal counsel or other advisers as he, she or it has deemed appropriate to assist the undersigned in evaluating the proposed investment in the Shares.

                  (E) The undersigned has reviewed, or been given the opportunity to review, the Company's SEC Reports (as defined below). The undersigned has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he, she or it considers appropriate in order to permit the undersigned to evaluate the merits and risks of an investment in the Shares.

                  (F) The undersigned acknowledges that none of the Shares has been registered under the Act in reliance on an exemption for transactions by an issuer not involving a public offering based on the undersigned's representations set forth herein, and further understands that the undersigned is purchasing the Shares without being furnished any prospectus or offering memorandum setting forth all of the information that would be required to be furnished under the Act.

                  (G) The undersigned further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

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

                  (H) The Shares being subscribed for are being acquired solely for the account of the undersigned for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, the undersigned means that no other person has a beneficial interest in the Shares subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith. The undersigned does not intend to dispose of all or any part of the except in compliance with the provisions of the Act and applicable state securities laws and understands that the Shares are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon compliance with the provisions of the Act. By making the foregoing representation, the undersigned is not agreeing to hold the securities for any particular period of time.

                  (I) Unless the Shares are subject to an effective registration statement, the undersigned further represents and agrees that the undersigned will not sell, transfer, pledge or otherwise dispose of or encumber the Shares unless prior to any such sale, transfer, pledge, disposition or encumbrance, the undersigned will, if requested, furnish the Company and its transfer agent with an opinion of counsel satisfactory to the Company in form and substance that registration under the Act or applicable state securities laws is not required.

                  (J) The undersigned hereby agrees that the following or similar legend shall be on the face of the certificates evidencing the
         Shares:

                  "These securities have not been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any state. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Act."

                  In addition, the undersigned agrees that the Company may place "stop transfer" orders with its transfer agents with respect to each certificate evidencing the Shares in order to implement the restrictions set forth in this Subscription Agreement.

                  Certificates evidencing the Shares shall not contain any legend (including the legend set forth above), (i) after the declaration of effectiveness of a registration statement and thereafter while such registration statement (including the Registration Statement, as defined in Section 5(B)(1) below) covering the resale of such security remains in effect under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section (3)(J), it will, no later than five Trading Days following the delivery by an Investor to the Company or the Company's transfer agent (provided, in such case, that notice of the same have been furnished to the Company) of a certificate representing Shares issued with a restrictive legend (such date, the "Legend Removal Date"), exercise its best efforts to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section

                  (K) The undersigned hereby acknowledges that the Placement Agent, its affiliates and/or its beneficial owners may subscribe for Shares.

                  (L) The undersigned has completed or caused to be completed the Investor Suitability Questionnaire attached to this Subscription Agreement as Appendix I and the Selling Security Holder Questionnaire, attached to this Subscription Agreement as Appendix II (collectively, the "Questionnaires"), for use in preparation of the Registration Statement, and the answers to such Questionnaires are true and

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

         correct as of the date of this Subscription Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the undersigned shall be entitled to update such information by providing written notice thereof to the Company before the effective date of such Registration Statement.

         The undersigned certifies that each of the foregoing representations and warranties set forth in subsection (A) through (L) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

4.       Representations and Warranties of the Company.
         ---------------------------------------------

            The Company hereby makes the following representations and warranties to the Investors:

                  (A) Subsidiaries. Other than as disclosed in the SEC Reports, the Company has no direct or indirect subsidiaries.

                  (B) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.

                  (C) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals. This Subscription Agreement, when executed and delivered by both parties hereto in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational or charter documents.

                  (D) No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company's certificate of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company , taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Subscription Agreement (any of (a), (b) or (c), a "Material Adverse Effect").

                  (E) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) the filing with the Commission of the Registration Statement, (ii) the filing with the Commission of a Form D pursuant to Commission Regulation D, and
         (iii) applicable Blue Sky filings (collectively, the "Required Approvals").

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

                  (F) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, and not subject to any preemptive rights. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock required for issuance of the Shares.

                  (G) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is as set forth in the Company's SEC Reports. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as set forth in the SEC Reports, and for options and shares of capital stock issued or issuable under the Company's option plans, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors and the Placement Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (H) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports") in accordance with the time requirements of the Securities Act and the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised Investor(s) that a correct and complete copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.com, a website maintained by the Commission where Investor(s) may view the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (I) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

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

                  (J) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is not and has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (K) Compliance. Except as described in the SEC Reports, the
         Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (L) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (M) Listing and Maintenance Requirements. The Company's Common Stock currently trades on the OTC BB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the periodic SEC reporting requirements necessary to maintain trading on the OTC BB.

                  (N) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules Rule 13a-15(e) or Rule 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities.

                  (O) Disclosure. The disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, including all of the SEC Reports, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.

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5.       Covenants of the Company.
         ------------------------

                  (A) Board Approval. The Company has held a meeting of its board of directors ("Board") which has authorized the issuance of the Shares in this Offering.

                  (B) Registration Rights. The Company grants registration rights to the Investor(s) under the following terms and conditions:

                  (1) The Company will prepare and file, at its own expense, within five (5) days of the Final Closing, a registration statement under the Securities Act (the "Registration Statement") with the Commission sufficient to permit the non-underwritten public offering and resale of the Shares (subject to adjustment as set forth in Section 5(C) below) (the "Registrable Securities") through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market if the Company's Common Stock is traded thereon.

                  (2) The Company will use commercially reasonable-efforts to cause such Registration Statement to become effective within forty-five
         (45) days from the filing of the Registration Statement or, if earlier, within five (5) days of Commission clearance to request acceleration of effectiveness. The number of shares designated in the Registration Statement to be registered shall include all of the Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investors of the effectiveness of the Registration Statement within three (3) business days of such event. In the event that the number of Shares so registered shall prove to be insufficient to register the resale of all of the Registrable Securities, then the Company shall be obligated to file, within five (5) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use commercially reasonable efforts to prosecute such additional Registration Statement to effectiveness within forty-five (45) days of the date of filing of such additional Registration Statement.

                  (3) The Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Subscription Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company (the "Effectiveness Period").

                  (4) If, at any time during which the Registration Statement required by Section 5(B)(1) and 5(B)(2) above is not effective, the Company shall determine to proceed with the preparation and filing of a separate registration statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than with respect to an underwritten offering or on a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to all the Investors. Upon receipt of a written request from any Investor, within thirty (30) days after receipt of any such notice from the Company, the Company will cause all such Registrable Securities requested by the Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by such Investors, of such shares. The obligation of the Company under this Section 5(B)(4) shall be unlimited as to the number of registration statements to which it applies, unless the Effectiveness Period has ended.

                  (5) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall use its reasonable best efforts to qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investors with copies of the applicable

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

         Registration Statement and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

                  (6) In the event that (i) the Registration Statement is not filed with the Commission within ten (10) days of the Final Closing, or
         (ii) such Registration Statement is not declared effective by the Commission within the earlier of forty-five (45) days from the filing of the Registration Statement or five (5) days of clearance by the Commission to request effectiveness, or (iii) such Registration Statement is not maintained as effective by the Company for the Effectiveness Period or as allowed by 5(B)(9) below or (iv) the additional Registration Statement referred to in Section 5(B)(2) is not filed within ten (10) days or declared effective within forty-five (45) days as set forth therein (each a "Registration Default"), then the Company will pay Investor (pro rated on a daily basis), as partial compensation for such failure and not as a penalty one and one half (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor for each month (or portion thereof) until such Registration Statement has been filed (in the case of clause (i) and clause (iv)), and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one and one half percent (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor each month (or portion thereof) (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of such partial compensatory payments) until such Registration Statement has been declared effective. Such compensatory payments shall be made to the Investors in cash no later than the tenth
         (10th) business day following the month in which such Registration Default(s) occurred, provided, however, that the payment of such amounts shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

                  (7) If the Company does not remit the payment to the Investors as set forth in Section 5(B)(6) above, the Company will pay the Investors interest at the rate of twelve percent (12%) per annum, or the highest rate permitted by law, if less, until such sums have been paid in full, and reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision or payment of such compensatory amounts shall not affect or limit the Investors' other rights or remedies as set forth in this Subscription Agreement or at law.

                  (8) In the event a registration statement is not effective at any time after one (1) year following the Final Closing date (other than an Allowed Delay, as defined in Section 5(B)(9)(ii) below), compensatory payments as defined in Section 5(B)(6) above shall cease. At such time, the Company shall cause its counsel to issue such legal opinions as may be reasonably requested by the Investors in connection with any sales of the Shares in accordance with Rule 144 under the Securities Act. In addition, the Investors shall be entitled to unlimited piggyback registration rights until the Effectiveness Period has ended.

                  (9) In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

                  (ii) Notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the shareholders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investors, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than thirty (30) consecutive calendar days (or a total of not more than seventy-five (75) calendar days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Company in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify each Investor in writing of the existence of (but in no event shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise each Investors in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

                  (iii) Use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

                  (iv) Cause all Registrable Securities which are registered in accordance with the provisions herein, to be listed or included for quotation on each exchange on which the Company's shares of Common Stock are then listed or included for quotation;

                  (v) Provide a transfer agent and registrar for all such shares and CUSIP number for all such shares of Common Stock in each case not later than the effective date of such registration statement; and

                  (vi) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission.

                  (vii) In the event of a transfer of the Registrable Securities utilizing the prospectus included within any of the registration statements covered by this Section 5(B), cause its counsel to issue a legal opinion permitting such transfer and cause its transfer agent to reissue a new certificate representing such Shares without a restrictive legend within ten business days, time being of the essence, in each case without charge to the Investor other than customary transfer fees which may be charged by the transfer agent or broker-dealer.

                  (10) To the extent Investor includes any Shares in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling person in writing specifically for use in the preparation thereof.

                  (11) To the extent Investor includes any Shares in a registration statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling person from and against, and will reimburse the Company, its directors and officers and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of proceeds received by Investor from the sale of such shares of Common Stock.

                  (12) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

                  (13) The Investor will cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information and executing and returning all documents requested by the Company which are required to enable the Company to perform its obligations to register the Shares (which shall include all information regarding the Investor and proposed manner of sale of securities required to be disclosed in any registration statement filed in accordance with this Section 5).

                  (C) Certain Adjustments. The Shares shall receive customary adjustment in connection with forward or reverse stock splits, stock dividends, recapitalizations, reclassification, mergers or consolidations and the like

6.       State Legends.
         -------------

         FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

7.       No Waiver.
         ---------

         Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

8.       Revocation.
         ----------

         The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth herein, and that this Subscription Agreement shall survive the death or disability of the undersigned.

9.       Termination of Subscription Agreement.
         -------------------------------------

         If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

10.      Miscellaneous.
         -------------

         (A) All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier service to the undersigned at his address set forth on the Investor Signature Page, and to the Company and the Placement Agent at the addresses set forth herein.

         (B) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         (C) The provisions of this Subscription Agreement shall survive the execution thereof.

         (D) This Subscription Agreement shall be governed by the laws of the State of New York as an agreement between residents of New York.

         (E) All other expenses incident to the Investor's purchase of Shares, whether or not the purchase of such Shares is consummated, will be borne exclusively by the party making the expenditure or incurring the expense, including any expenses incurred prior to the date hereof, as well as those incurred after the date hereof. Other than as specifically set forth herein, neither the Company nor the Investor shall be liable for any costs or expenses incurred by the other.

         (F) This Subscription Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

11.      Certification.
         -------------

         The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.


[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

           INVESTOR SIGNATURE PAGE FOR WESTERN POWER & EQUIPMENT CORP.
                             SUBSCRIPTION AGREEMENT
           PLEASE PRINT OR TYPE, USE INK ONLY. (ALL PARTIES MUST SIGN)

The undersigned investor hereby certifies that he (i) has received and relied solely upon the Securities and Exchange filings, this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Number of Shares Subscribed for:___________________

Dollar Amount of Shares Subscribed for: $_________________________


-----------------------------------------        If other than individual check one and indicate
Name of Investor (Print)                         capacity of signatory under the signature:
                                                 [_] Trust
-----------------------------------------        [_] Estate
Name of Joint Investor (if any) (Print)          [_] Uniform Gifts to Minors Act, State of __________
                                                 [_] Attorney-in-fact
                                                 [_] Corporation
-----------------------------------------        [_] Other
Signature of Investor
                                                 If Joint Ownership, Check one:
                                                 [_] Joint Tenants with Right of Survivorship
-----------------------------------------        [_] Tenants in Common
Signature of Joint Investor (if any)             [_] Tenants by the Entirety
                                                 [_] Community by Property
-----------------------------------------
Capacity of Signatory (if applicable)            Backup Withholding Statement:
                                                 [_] Please check this box only if the investor is subject to
-----------------------------------------            backup withholding
Social Security or Taxpayer Identification Number
                                                 Foreign Person:
Investor Address:                                [_] Please check this box only if the investor is a
                                                     nonresident alien, foreign corporation, foreign
-----------------------------------------            partnership, foreign trust or foreign estate
Street Address
                                                 Country ________________ Passport # _______________
-----------------------------------------
City        State            Zip Code            ID #____________________ ID Type __________________


Telephone: (   )         Fax: (   )

Email:-----------------------------------

Address for Delivery of Shares (if different from above):

__________________________________________________

__________________________________________________
City        State            Zip Code

Broker:
   [_] Registered Rep._______________________   [_] Other Investor Representative:  _________________

Placement Agent:__________________
                Westrock Advisors LLC

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

         THE SUBSCRIPTION FOR SHARES OF WESTERN POWER & EQUIPMENT CORP. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ________ DAY OF ______________________, 2006.

                                       Western Power & Equipment Corp.


                                       By:_____________________________________
                                       Name:  Dean McLain
                                       Title: President